UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2021
North Mountain Merger Corp.
(Exact name of registrant as specified in its charter)
Delaware	001-39523	85-1960216
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
767 Fifth Avenue, 9th Floor New York, New York 10153
(Address of principal executive offices, including zip code)
(646) 446-2700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	NMMCU	The Nasdaq Stock Market LLC
Shares of Class A common stock	NMMC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	NMMCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)          In connection with the preparation of the financial statements of North Mountain Merger Corp., a Delaware corporation (the “Company”), as of and for the three and nine months ended September 30, 2021, the Company’s management identified errors made in its historical financial statements where the Company improperly classified a portion of the shares of Class A common stock, par value $0.0001 per share, of the Company (the “Public Shares”) subject to possible redemption.  The Company had previously classified a portion of the Public Shares in permanent equity because, although the Company did not specify a maximum redemption threshold, the Company’s second amended and restated certificate of incorporation provides that the Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. The Company’s management re-evaluated the Company’s application of Accounting Standards Codification Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) to its accounting classification of the Public Shares issued as part of the units sold in the Company’s initial public offering (the “Initial Public Offering”). Based on such re-evaluation, the Company’s management determined that, in accordance with the ASC 480, redemption provisions not solely within the control of the Company would require common stock subject to redemption to be classified outside of permanent equity and therefore all of the Public Shares subject to redemption should be classified outside of permanent equity.

On November 22, 2021, the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”), after consultation with Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, concluded that the Company’s previously issued (i) audited balance sheet as of September 22, 2020 included in the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2020, (ii) audited financial statements as of December 31, 2020 and for the period from July 14, 2020 (inception) through December 31, 2020, as previously restated in the Company’s Annual Report on Form 10-K/A filed with the SEC on May 24, 2021, (iii) unaudited interim financial statements as of September 30, 2020 and for the period from July 14, 2020 (inception) through September 30, 2020 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 16, 2020, (iv) unaudited interim financial statements as of and for the three months ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 24, 2021 and (v) unaudited interim financial statements as of and for the three and six months ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2021 (collectively, the “Affected Periods”), in each case, should be restated to classify all of the Public Shares as temporary equity and should no longer be relied upon. As a result, the Company intends to (a) file a second amendment to its Form 10-K to restate its audited financial statements as of December 31, 2020 and for the period from July 14, 2020 (inception) through December 31, 2020 as soon as practical to do so (the “Form 10-K/A”) and (b) present the effects of the restatement of the Affected Periods in its unaudited financial statements as of September 30, 2021 and for the three and nine months then ended in its quarterly report on Form 10-Q for the quarter ended September 30, 2021 (the “Q3 Form 10-Q”).

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the Initial Public Offering.

The Company’s management has concluded that a material weakness exists in the Company’s internal control over financial reporting as it pertains to the Company’s inability to account for complex financial instruments and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness is described in more detail in the Form 10-K/A and the Q3 Form 10-Q.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with Marcum, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH MOUNTAIN MERGER CORP.

Date: November 22, 2021

	By:	/s/ Nicholas Dermatas
Name: Nicholas Dermatas
Title: Chief Financial Officer